SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ]  Confidential, for  Use of the
[X]  Definitive Information Statement             Commission Only (as permitted
                                                  by Rule 14c-5(d) (2))

                         DIALYSIS CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
         1)    Title  of  each  class  of  securities  to  which  transaction applies:
               -----------------------------------------------------------------
         2)    Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               -----------------------------------------------------------------
         4)    Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:
               -----------------------------------------------------------------
         2)    Form, Schedule or Registration Statement No.:
               -----------------------------------------------------------------
         3)    Filing Party:
               -----------------------------------------------------------------
         4)    Date Filed:
               -----------------------------------------------------------------

                                                                  April 12, 2002

To:        Our Shareholders

From:      Thomas K. Langbein

Subject: Invitation to the Dialysis Corporation of America 2002 Annual Meeting of Shareholders

         Management is extending its invitation to you to attend our annual meeting on Wednesday, May 29, 2002. The annual meeting is being held at the New Jersey executive offices of our parent, Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 at 11:00 a.m. In addition to the formal items of business, our President, Stephen W. Everett, will review the major developments of 2001 to the present and answer your questions.

         This booklet includes the Notice of Annual Meeting and the Information Statement. Proxies are not being solicited since a quorum exists for the meeting through Medicore's 62% ownership of Dialysis Corporation of America. The Information Statement also describes the business we will conduct at the meeting, basically the election of six directors, and provides information about Dialysis Corporation of America.

         We look forward to seeing you at the annual meeting.

                                       /s/ THOMAS K. LANGBEIN
                                       -----------------------------------------
                                       Thomas K. Langbein
                                       Chairman of the Board and
                                       Chief Executive Officer

                         DIALYSIS CORPORATION OF AMERICA


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                    -------------------------------------------------

                    Date:  Wednesday, May 29, 2002

                    Time:  11:00 a.m.

                    Place: Executive Offices of our Parent
                           Medicore, Inc.
                           777 Terrace Avenue, 5th Floor
                           Hasbrouck Heights, New Jersey 07604
                           (201) 288-8222

                    -------------------------------------------------

Dear Shareholder:

         You are cordially invited to attend the 2002 Dialysis Corporation of America Annual Meeting of Shareholders to:

               1.     Elect six directors; and

               2. Transact any other business that may properly be presented at the annual meeting.

         If you were a shareholder of record at the close of business on April 11, 2002, you are entitled to vote at the annual meeting.

         Your copy of the Annual Report on Form 10-K of Dialysis Corporation of America for 2001 is enclosed.

                       By order of the Board of Directors

                                       /s/ LAWRENCE E. JAFFEE
                                       -----------------------------------------
                                       Lawrence E. Jaffe
                                       Counsel and Corporate Secretary

April 12, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Information About the Annual Meeting and Voting............................    2

Proposals..................................................................    4

Information About Directors and Executive Officers.........................    5

Executive Compensation.....................................................    9

Board Executive Compensation Report........................................   14

Performance Graph..........................................................   16

Certain Relationships and Related Transactions.............................   16

Beneficial Ownership of the Company's Securities...........................   20

Available Information......................................................   22

                            INFORMATION STATEMENT FOR
                         DIALYSIS CORPORATION OF AMERICA
                       2002 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:     Why did you send me an Information Statement?
A: Management of Dialysis Corporation of America is inviting you to attend and vote at the 2002 annual meeting. This Information Statement summarizes the information you need to know to vote intelligently.

Q:     Why did you not send me a proxy?
A: This is because a quorum already exists based upon the 62% ownership of the company's voting securities by Medicore, Inc., our parent company.

       WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q:     What does a quorum mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Medicore. At April 11, 2002, the record date, there were 3,887,344 shares of Dialysis Corporation of America common stock outstanding. Medicore owns 2,410,622 shares of Dialysis Corporation of America common stock or approximately 62% of the votes. A shareholder list will be available at the executive offices of our parent in Hasbrouck Heights, New Jersey at the meeting and for 10 days prior to the meeting for your review.

Q:     Who is entitled to vote?
A: Shareholders who owned Dialysis Corporation of America common stock at the close of business on April 11, 2002, the record date. Dialysis Corporation of America intends to send this Information Statement, the attached Notice of Annual Meeting, and its 2001 Annual Report on Form 10-K, which includes financial statements, on April 25, 2002 to all shareholders entitled to vote.

Q:     How many votes do I have?
A:     Each share of common stock is entitled to one vote.

Q:     What am I voting on?
A: The election of six directors, Messrs. Thomas K. Langbein, Stephen W. Everett, Bart Pelstring, Robert W. Trause, Alexander Bienenstock and Dr. David L. Blecker, for a one year term. There is nothing else that we are aware of that is presently the subject of consideration at the meeting.

Q:     How do I vote?
A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Dialysis Corporation of America common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 11, 2002, the record date.

Q:     Is my vote confidential?
A: Yes. Only the inspectors of election and other employees of Dialysis Corporation of America assisting in tallying the vote will have access to your vote and comments.

Q:     Who counts the votes?
A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the board.

Q:     What does it mean if I receive more than one Information Statement?
A: Your shares of Dialysis Corporation of America common stock are probably registered in more than one name or account. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address.

Q:     How much common stock do officers and directors own?
A: Approximately 1.5% of our common stock as of the record date, and with the officers and directors of Medicore, ownership of Dialysis Corporation of America would be approximately 8%. This does not include Medicore's 62% (2,410,622 shares) of Dialysis Corporation of America common stock ownership.

Q:     Who are the largest principal shareholders?
A: As of the record date, other than Medicore's 62% ownership, no other shareholder to our knowledge owns in excess of 5% of our common stock. However, based on beneficial ownership, which includes shares of common stock a person is entitled to acquire within the next 60 days, Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, beneficially owns 6.3% represented by an option to purchase 260,000 shares of the company's common stock. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities."

Q: Who sends out the Information Statements and Annual Reports and what are the costs?
A: The company is sending out the Information Statement and Annual Report to shareholders.

       We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these materials to their principals and we will reimburse them for their reasonable expenses in forwarding the materials. The company pays all expenses of preparing and delivering the Information Statements and Annual Reports, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:     Who is eligible to submit a proposal?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of Dialysis Corporation of America's common stock for at least one year by the date you submit the proposal. You must continue to hold your Dialysis Corporation of America shares through the date of the meeting. However, please remember that Medicore's 62% ownership will determine the outcome of any proposal.

Q:     When are the year 2003 shareholder proposals due?
A: Shareholder proposals must be submitted in writing by December 12, 2002 to Lawrence E. Jaffe, corporate Secretary, Dialysis Corporation of America, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Q:     Where can I find more information about the Company?
A: You can obtain information about Dialysis Corporation of America on our website, www.dialysiscorporation.com. We would appreciate your providing us with your e-mail address, so we can more efficiently communicate with you. We will only use your e-mail address for communications from the company to you, and will not provide your e-mail address to any other person, other than as necessary for us to communicate with you. Also see "Available Information" at the end of this Information Statement.


                                    PROPOSALS

Proposal No. 1 - Election of Directors

         Nominees for election for a one year term are:

                                                                       Position
         Name                     Age     Current Position            Held Since
         ----                     ---     ----------------            ----------

         Thomas K. Langbein       56      Chairman of the Board          1980
                                          Chief Executive Officer        1986

         Stephen W. Everett       45      President and director         2000

         Bart Pelstring           61      Director                       1985

         Robert W. Trause*        59      Director                       1998

         Alexander Bienenstock*   64      Director                       2001

         Dr. David L. Blecker*    54      Director                       2001

* Member of audit committee.

         Our by-laws provide that the board shall not be less than two nor more than six persons. A majority of directors, although less than a quorum, or a sole remaining director, have the right to appoint candidates to fill any vacancies on the board. When appointed, such director shall then serve for the remainder of the term.

         There is no nominating committee. Nominations for directors are considered by the entire board.

         The affirmative vote of a plurality of the shares of common stock represented at the meeting is required to elect the nominees as directors. Abstentions and votes withheld for any nominee will have the same effect as a vote against his election.

         Medicore owns 2,410,622 shares or 62% of the voting stock of the company, and intends to vote all of its shares in favor of the election of the six nominees of management for directors, thereby assuring their election as directors.

         The nominees have consented to serve on the board. If any nominee is unable to serve for any reason, the parent's controlling block of company common stock will be voted for any substitute nominee as designated by the board.

         For more information about the directors and executive officers see "Information About Directors and Executive officers."

Other Matters to be Presented to Shareholders

         Management is not currently aware of any other matter to be presented for action at the annual meeting other than the election of the six directors, and management does not presently intend to bring any other matter before the meeting.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

         The board of directors oversees the business and affairs of the company and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors (counsel, outside auditors, investment bankers and other consultants), by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

         The board met nine times during 2001, including unanimous written consents. Except for one meeting, all directors participated at the meetings, either present in person or by telephone conference call.


Directors Standing For Election

         Thomas K. Langbein has been affiliated with the company since 1980. He is Chairman of the Board and Chief Executive Officer of each of the company's subsidiaries. Mr. Langbein is the Chairman of the Board, Chief Executive Officer and President of Medicore, our parent. Mr. Langbein is President, sole shareholder and director of Todd & Company, Inc., a broker-dealer registered with the SEC and a member of the NASD. Mr. Langbein was appointed as a director of Linux Global Partners, Inc. a private Linux software company in which Medicore, in January, 2000, acquired an ownership interest and to which company our parent provided loans, with funding from our company. Mr. Langbein devotes most of his time to the affairs of the company, Medicore, and Linux Global Partners. See "Certain Relationships and Related Transactions."

         Stephen W. Everett has been involved in the healthcare industry for over 22 years. From 1993 to 1997, Mr. Everett was responsible for oversight, deal structuring, physician recruitment and practice management for the renal care division of Vivra, Inc., the second largest provider of dialysis services in the United States. Mr. Everett held positions of similar responsibility in 1998 through his affiliation with Physicians Practice Management, engaged in consulting and management in the renal healthcare field. He joined the company in November, 1998 as Vice President, became Executive Vice President in June, 1999, and President on March 1, 2000.

         Bart Pelstring has been affiliated with the company since 1976. Mr. Pelstring was appointed as President in 1986, which position he relinquished on March 1, 2000. Mr. Pelstring is a founding member of the National Renal Administrators Association and was the founder and president of the Florida Renal Administrators Association.

         Robert W. Trause is a senior commercial account specialist engaged in the marketing of commercial insurance specializing in property and casualty insurance sales to mid-to-large range companies. He has been affiliated with an insurance agency in New Jersey since 1991.

         Alexander Bienenstock is a practicing attorney, specializing in securities and corporate work. From September, 2000 through October, 2001 he was a legal consultant with IDT Corp., a NYSE telecommunications company. He was affiliated with several law firms, the most recent, Gusrae, Kaplan & Bruno (1997 to 1998), and was counsel from 1998 to February, 2000, to a small brokerage firm no longer in business. Mr. Bienenstock's background includes having been an adjunct assistant professor in accounting and management, and Chief Attorney, Branch of Small Issues of the New York Regional Office of the SEC.

         Dr. David L. Blecker, M.P.H., is board certified in internal medicine and nephrology by the American Board of Internal Medicine, and also holds board certifications from the American Board of Preventative Medicine and the American Board of Medical Management. Dr. Blecker is Chief in Nephrology and Director of Dialysis at Kessler Memorial Hospital in Hammonton, New Jersey (since 1984), Chief of Nephrology and Internal Medicine at Atlantic City Medical Center, Atlantic City, New Jersey (since 1984), and is Assistant Clinical Professor of Medicine at the University of Medicine and Dentistry of New Jersey (since 1992). He is affiliated with four other hospitals in southern New Jersey, is a member of many medical associations, and has published over 30 medical articles. Dr. Blecker is the medical director of two of our dialysis facilities in New Jersey. See "Certain Relationships and Related Transactions."

Executive Officers

         Name                     Age     Position                    Held Since
         ----                     ---     --------                    ----------

         Thomas K. Langbein*      56      Chief Executive Officer        1986
                                          (Chairman of the Board)        1980

         Stephen W. Everett*      45      President                      2000

         Tim Rumrill              41      Vice President (Finance)
                                          and Chief Financial Officer    2002

         Daniel R. Ouzts          54      Vice President and Treasurer   1996

* For information concerning Messrs. Langbein and Everett, see "Information About Directors and Executive Officers."

         Tim Rumrill became affiliated with the company on January 28, 2002. He has been involved in the healthcare industry for the last eight years, recently, from August, 1998 to December, 2001, as Chief Financial Officer of Flagship Health, P.A., a physician practice management company. From 1994 to July 1998, he was Vice President of Finance for Better Health Plan, a subsidiary of Coastal Physician Group, at that time a NYSE company.

         Daniel R. Ouzts served as controller of the company from 1983 through January, 2002, and Vice President from 1996 through January, 2002. He serves as Vice President of Finance and Controller of Medicore. Mr. Ouzts is a certified public accountant. See "Certain Relationships and Related Transactions."

         There are no family relationships among any of the officers or directors of the Company.

Board Committees

         The only board committee is the audit committee, consisting of Robert
W. Trause, Alexander Bienenstock and Dr. David L. Blecker. The audit committee met four times in 2001, sometimes alone, with management, and with our independent auditors. The audit committee is responsible for recommending to the board of directors the firm of independent accountants to serve the company, reviewing fees, services and results of the audit by such independent accountants, reviewing the accounting books and records of the company and reviewing the scope, results and adequacy of our internal audit control procedures. The audit committee reviewed our annual and quarterly results, the Audit Committee Report, provided below, and company disclosure filings, before filing.

Compensation of Directors

         No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses have been minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock of the company at exercise prices no less than the fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights," and "Beneficial Ownership of the Company's Securities" below.

Report of the Audit Committee

         Under the guidance of its written Audit Committee Charter, which was adopted in June, 2000, the audit committee is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our company.

         Management has the primary responsibility for the system of internal controls and the financial reporting process. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The audit committee has the responsibility to monitor and oversee these processes.

         In fulfilling its responsibilities, the audit committee recommended to the board the selection of the company's independent accountants, Wiss & Company, LLP for 2002. That firm has discussed with the audit committee and provided written disclosures to the audit committee relating to that firm's independence, as required by the Independence Standards Board for auditors of public companies. The discussions and disclosure informed the audit committee of Wiss & Company's independence, and assisted the audit committee in evaluating such independence. The committee also considered whether Wiss & Company's provision of non-audit services to the company was compatible with the auditor's independence. Wiss & Company did not provide non-audit services which would impact its independence with respect to the company. The audit committee also discussed with the independent auditors other matters required to be communicated under generally accepted auditing standards.

         The audit committee reviewed with our Vice President and Chief Financial Officer and with our independent auditors the overall scope and specific plans for their audit. They also discussed with the independent accountants the result of their examinations, their evaluation of the company's internal controls, and the overall quality of Dialysis Corporation of America's accounting and financial reporting. The audit committee also reviewed all fees paid or payable to the independent auditors, which fees are discussed at the end of this report.

         The committee reviewed and discussed with management and the independent accountants the company's audited financial statements.

         Following these actions, the audit committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

Independent Public Accountants

         1. Audit Fees. The aggregate fees billed or expected to be billed for professional services rendered for the audit of the company's annual financial statements and those of its subsidiaries for the most recent fiscal year 2001, and the reviews of the financial statements included in the company's Forms 10-Q for that fiscal year, are $37,000.

         2.    Financial Information Systems Design and Implementation Fees. $0.

         3. All Other Fees. Fees billed or expected to be billed for services rendered for the most recent fiscal year 2001 for tax return preparation services are $11,000.

         The audit committee has considered the compatibility of these services with the auditor's independence.

                                       The Audit Committee

                                       Alexander Bienenstock, Chairman
                                       Robert Trause
                                       Dr. David L. Blecker
                                                                  March 26, 2002


                             EXECUTIVE COMPENSATION

         The Summary Compensation Table below sets forth compensation paid by the company and its subsidiaries for the last three fiscal years ended December
31, 2001 for services in all capacities for its Chief Executive Officer and its President. No other executive officer received a total annual salary, bonus or other compensation which exceeded $100,000 for the year ended December 31, 2001.

Summary Compensation Table

                                                                                       Long Term
                                            Annual Compensation                    Compensation Awards
                             -------------------------------------------------    --------------------
(a)                          (b)           (c)           (d)           (e)                (g)                 (i)
                                                                                      Securities
                                                                                      Underlying
                                                                  Other Annual      Options/SARs (#)       All Other
Name and                                 Salary         Bonus     Compensation    --------------------    Compensation
Principal Position           Year          ($)           ($)           ($)        Company     Medicore         $
-------------------------    ----      ---------     ---------    ------------    -------     --------    ------------
Thomas K. Langbein, CEO      2001       57,000(1)    170,000(2)      6,000(3)                              500,000(4)
                             2000       69,000(1)                    7,100(3)      ------     550,000
                             1999       67,000(1)                    8,100(3)     260,000      ------

Stephen W. Everett, Pres.    2001      115,000(5)     50,000(6)     14,600(7)
                             2000      114,100(5)                      474(7)      ------      25,000
                             1999                                                  35,000      ------
---------------

(1) Annual compensation paid by Medicore, which was $285,000, $278,000 and $268,000 respectively, for fiscal 2001, 2000 and 1999. Amounts included in the Summary Compensation Table reflect the compensation allocated to the company in proportion to the time spent on its behalf.

(2)      Medicore bonus accrued in 2001 and paid in April, 2002.

(3) Automobile allowance and related expenses, and life and disability insurance premiums paid by Medicore amounted to $29,800, $28,500 and $32,400, respectively for 2001, 2000 and 1999. As part of the general corporate overhead allocation, the amounts in the Summary Compensation Table reflect the portion of such payment which is allocated to the company.

(4)      Medicore grant of restricted common stock award.

(5)      All compensation paid by the company.

(6)      Accrued in 2001 and paid in January, 2002.

(7) Includes automobile allowance and related expenses of $9,600 for 2001 and $474 for 2000, and moving expenses of $5,000 for 2001, all of which were paid by the company.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

         Stephen W. Everett, President and director of the company, has a five-year employment contract through December 31, 2005, providing him with a first year salary of $120,000, increasing a minimum of

$10,000 per annum the second and third years, and for each of the two remaining years, the prior year's adjusted compensation increased by an amount equal to the lesser of 3% of pre-tax profits or $10,000. Mr. Everett's employment agreement also provides:

         o     employee and fringe benefits to the extent available by the company to other similarly situated executive employees
         o     reimbursement for reasonable out-of-pocket expenses incurred in connection with his duties
         o vacations normally taken by senior management; compensated for annual vacation
         o     termination
               -      death; three months' severance pay
               - for cause; salary and expenses to date of termination ("cause" includes conviction for fraud or criminal conduct, habitual drunkenness or drug addition, embezzlement, regulatory agency sanctions against Mr. Everett or the company due to his wrongful acts, material breach of the agreement, dishonesty, or resignation, except if due to breach by the company)
               - by the company after 13 weeks of disability; three months' severance pay
               - by Mr. Everett upon breach by the company; severance pay equal to the greater of six months of his then compensation or his remaining compensation under the agreement
         o     confidentiality restrictions two years from termination
         o non-competition for one year from termination within the United States; provided, non-competition eliminated if the company terminates Mr. Everett without cause or due to the company's material breach of the agreement
         o Mr. Everett to assign any patents, property rights, discovery or idea to the company

         Thomas K. Langbein has an employment agreement with Medicore through August 31, 2003 at an annual salary, presently $291,500 with yearly increases in increments of no less than $10,000. The Medicore employment agreement also provides:

         o     monthly automobile allowance
         o benefit plans and other fringe benefits available to Medicore employees generally and executives
         o     reimbursement for business expenses
         o     payment of universal and term life insurance owned by Mr.
               Langbein
         o indemnification for acting as an officer and/or director of the company and Medicore, and its subsidiaries
         o non-competition for two years from termination within 20 miles of Medicore's primary operations; Medicore option to request non-competition within the United States at $4,000 per month for each 12 month period, with escalation thereafter
         o full compensation first 90 days of disability with the option to Medicore to continue the employment with full compensation less disability payments, or terminate

         The Medicore employment agreement also contains different termination provisions as follows:

         o upon death, wrongful termination (defined below), disability termination or change in control (defined below), a lump sum payment equal to Mr. Langbein's salary, including expenses and benefits, for three years from termination

         o Mr. Langbein has option to take 400,000 shares of Medicore common stock instead of the lump sum payment; two year right to demand registration of the Medicore shares and for three years to include the Medicore shares in any registration statement filed by Medicore; registration to be at the sole cost of Medicore
         o full vesting of any warrants, options or similar rights, Mr. Langbein has choice to keep those options , otherwise Medicore has to repurchase them at a certain repurchase formula
         o     for cause by Medicore - no benefits or salary
         o for good reason (defined below) by Mr. Langbein - Medicore continues to pay salary, benefits and expenses, and all options and other securities shall be fully vested and exercisable; or provide Mr. Langbein with the lump sum payment or, at Mr. Langbein's option, Medicore to acquire the shares
         o expiration if Medicore does not renew or enter into new employment agreement, there is a severance allowance which is the lump sum payment or Mr. Langbein's option to take the Medicore shares.

Definitions

         o "cause" - willful failure to perform duties under the employment agreement, and illegal or gross misconduct which damages the business or reputation of Medicore
         o "good reason" - assigning Mr. Langbein duties inconsistent with his position or any action that results in reducing Mr. Langbein's authority, duty or responsibilities; reduction of salary, expenses or benefits; or other substantial breach of the agreement
         o "change in control" includes (a) the announcement for and/or acquisition by any person not affiliated with Mr. Langbein of 25% or more of the outstanding common stock, or (b) a sale of substantially all of the assets, or a merger or acquisition of Medicore, or (c) certain changes in the board other than through shareholder elections of members nominated by the existing board.

         Certain executive and accounting personnel and administrative facilities of the company, Medicore, and Techdyne, Inc., a public subsidiary of Medicore up through June 27, 2001, when Medicore sold it, were common for fiscal 2001. The costs of executive and accounting salaries and other shared corporate overhead for these companies were charged on the basis of direct usage when identifiable with any balance allocated on the basis of time spent. Mr. Langbein, as an officer and director, and Mr. Ouzts, as an officer, of the company, Medicore and Techdyne, divided their time and efforts among these companies. See "Certain Relationships and Related Transactions."

Options, Warrants or Rights

1995 Dialysis Corporation of America Stock Option Plan

         o     expired November 9, 2000
         o     terms were similar to the 1999 Plan (see below)
         o 5,000 outstanding to a director exercisable at $2.25 per share through June 9, 2003

1999 Dialysis Corporation of America Stock Option Plan

         o     expires April 20, 2009
         o grants available to officers, directors, consultants, key employees, advisors and similar parties
         o options (non-qualified and incentive) may be up to five years, may require vesting, exercise price determined by board of directors
         o options may, at discretion of board, be exercised either with cash, common stock with fair market value equal to cash exercise price, optionee's personal non-recourse or recourse note, at the discretion of the board, or assignment to the company if sufficient proceeds from the sale of common stock acquired upon exercise of the option with an authorization to the broker to pay that amount to the company, or any combination of such payments
         o     termination of optionee's affiliation with the company by
               - death, disability or retirement after age 65, exercisable for nine months but not beyond option expiration date
               - termination for cause, right to exercise terminates immediately
               -      any other termination, 30 day exercise
         o     options are non-transferable
         o forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all of the assets of the company or its merger or consolidation; (ii) majority of the board changes other than by election of shareholders pursuant to board solicitations or vacancies filled by board caused by death or resignation; or (iii) a person or group acquires or makes a tender offer for at least 25% of the company's common stock
         o     1999 Plan history to April 11, 2002

               -      1,500,000 shares reserved for issuance

               -      options for 800,000 shares granted in 1999
                             435,000 non-qualified options (only remaining option for 35,000 shares, expires April 20, 2004) 365,000 incentive options expiring April 20, 2004 exercisable at $1.25 per share
               -      options for 240,000 shares granted in 2001
                             15,000 non-qualified options; five years at $1.50 per share
                             165,000 incentive options; five years at $1.25; 66,000 vested (33,000 vest each January 1)
                             60,000 incentive options; five years at $1.50
                                    50,000 vest at 12,500 each September 5
                                    commencing 2002
                                    10,000 vest at 2,500 each September 5
                                    commencing 2002
               - 60,000 options cancelled due to termination of affiliation with the company
               - 340,000 options exercised; payment of par value and three year non-recourse promissory notes for the balance; stock held by the company as collateral to secure notes
               - 481,000 options outstanding, all incentive options except for 35,000 options, and 159,000 non-vested

         The exercise price of options is no less than 100% of the fair market value of the common stock on the date of grant.



                      Option/SAR Grants In Last Fiscal Year

                               Individual Grants
-------------------------------------------------------------------------------   Potential Realizable
                                                                                    Value at Assumed
                          Number of      % of Total                               Annual Rates of Stock
                         Securities     Options/SARs                              Price Appreciation
                         Underlying      Granted to     Exercise                    For Option Term
                        Options/SARs    Employees in     Price      Expiration  -----------------------
Name                     Granted (#)     Fiscal Year    ($/Sh)         Date        5%($)       10%($)
(a)                         (b)             (c)           (d)          (e)          (f)         (g)
----                    ------------    ------------    --------    ----------  -----------  ----------
Stephen W. Everett      165,000(1)         68.8          $1.25       1/1/06       $ -0-       $11,220

---------------

(1) Option for 33,000 shares vest each January 1, which vesting commenced in 2001; accordingly, options for 99,000 shares are not vested. Options are exercisable for five years.


 Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

   (a)                          (b)               (c)                   (d)                     (e)
                                                                    Number of
                                                                    Securities              Value of
                                                                    Underlying             Unexercised
                                                                    Unexercised            In-the-Money
                                                                   Options/SARs           Options/SARs at
                                                                   at FY-End (#)         Fiscal Year End($)
                          Shares Acquired     Value Realized        Exercisable/           Exercisable/
Name                      on  Exercise (#)         ($)             Unexercisable          Unexercisable($)
-----                     ----------------    --------------      ---------------        ------------------
CEO
Thomas K. Langbein
  Company Options               -0-                -0-            260,000 (exer.)            572,000(1)
  Medicore Options              -0-                -0-            550,000 (exer.)             57,000(2)

Stephen W. Everett
  Company Options               -0-                -0-            101,000 (exer.)            222,200(3)
                                                                   99,000 (unexer.)               --(4)
  Medicore Options              -0-                -0-             25,000 (exer.)              4,750(5)

----------

(1) The options are exercisable at $1.25 per share through April 20, 2004, and the closing price of the company's common stock as reported by Nasdaq at December 31, 2001, was $3.45.

(2) The Medicore options are exercisable for 250,000 shares through February 16, 2003 at $3.25 per share, and for 300,000 shares through July 26, 2005 at $1.38 per share. The closing price of the Medicore common stock as reported by Nasdaq as of December 31, 2001 was $1.57.

(3) Options for 35,000 shares exercisable at $1.25 per share through April 20, 2004; and options for 66,000 shares exercisable at $1.25 per share through January 1, 2006. See note (1) for closing price of the common stock.

(4)      Non-vested options.  Options vest 33,000 each January 1.

(5) The options are exercisable through July 26, 2005 at $1.38 per share. See note (2) for the closing price of the Medicore common stock.


                       BOARD EXECUTIVE COMPENSATION REPORT

         We are a small company engaged in developing and operating outpatient dialysis facilities and providing inpatient dialysis services. Therefore we have no executive compensation committee. Compensation of our executive officers is considered by all members of the board of directors. We have one employment agreement with our President. See "Executive Compensation - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." Our philosophy is to align compensation of management with the long-term interests of shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

         (i) aligning the interests of management and shareholders through stock ownership; and
         (ii) seeking growth and performance of our company by attracting, retaining and motivating talented executives and employees through competitive compensation.


What is the structure of executive compensation?

       The elements of executive compensation include:

         o     base pay
         o     long-term incentives
         o special awards in recognition of extraordinary efforts and achievements

How is base pay determined?

         Base pay is determined by individual performance and position with and responsibilities to the company. We also try, although it is more difficult for us since we are not a significant participant in the dialysis industry, to be competitive with salaries in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which competitors are much larger than the company.

Responsibilities of the Chairman of the Board, Chief Executive Officer and President

         Thomas K. Langbein, Chairman of the Board and Chief Executive Officer, has been affiliated with the company for 22 years. Stephen W. Everett, although affiliated with the company for three and one-half years, and as its President since March, 2000, has been involved in the health care industry for over 22 years, and in recent years, affiliated with a major healthcare company. See "Information About Directors and Executive Officers - Directors Standing for Election." Messrs. Langbein and Everett have been most responsible for the company's performance and recent growth. The President seeks new areas and physician and hospital alliances and, with Mr. Langbein, evaluates the potential for growth and expansion of our operations, facilities and patient base. In evaluating the performance and setting Mr. Langbein's and Mr. Everett's compensation, the board took into account their efforts in directing our operations, seeking new sources of capital for us and our dialysis operations, pursuing new areas to develop or acquire dialysis facilities, and motivating key executive management toward greater overall efficiencies in labor, cost control and increased business. Mr. Langbein and Mr. Everett did not participate in decisions affecting their own compensation.

What are long-term incentives?

         Long-term incentive awards for executives usually take the form of granting stock options under the company's option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually from one to two years. We believe the granting of stock options or restricted shares helps align the interests of our executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. Our market price has increased during 2001 and in recent months, in spite of the adverse economy and market conditions. This was primarily due to executive management's efforts in improving our operations, providing growth, and for the first year in many years, generating profitability. See "Growth And Profitability" below, and Item 5, "Market for the Registrant's Common Equity and Related Stockholder Matters" of our Annual Report on Form 10-K for the year ended December 31, 2001 accompanying this Information Statement.

Special Awards

         Special awards may be granted from time to time in recognition of extraordinary efforts and achievements. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis.


Growth And Profitability

         Over the years we have developed and sold certain of our dialysis centers. By 1989, we had sold all but one center, but we made an effort to grow, and in 2001 we had expanded to ten dialysis centers and nine acute inpatient hospital service agreements, and in our first quarter of 2002, we have grown to 11 dialysis facilities, nine acute inpatient hospital service agreements, have executed agreements for the acquisition of a dialysis unit in Georgia, and have two additional facilities in the development stage ready for construction, one in Ohio and the other in Maryland. Our medical services revenues have more than doubled since last year, climbing to approximately $18,920,000 from $8,769,000 in 2000. But most significant is that we reflected net income of $784,000 compared to a loss in 2000 of $356,000. This is the first year in approximately 12 years that our company has reflected net income from operations. See Item 6, "Selected Financial Data" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Annual Report on Form 10-K for the year ended December 31, 2001 accompanying this Information Statement. We are proud of our management and employees, who are dedicated to our operations and the growth of our company. We continue to be motivated, and have every reason to expect that our growth and profitability will continue in 2002. We are involved in a variety of negotiations for additional dialysis centers and acute inpatient services agreements. We look forward to 2002 as a year of expansion for our company, sustained profitability, and enhanced shareholder value.

                       Submitted by the Board of Directors

               Thomas K. Langbein                  Bart Pelstring
               Stephen W. Everett                  Alexander Bienenstock
               Robert W. Trause                    Dr. David L. Blecker

                                PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index and the Dialysis Center Industry Index from December 31, 1996, through December 31, 2001. The cumulative total shareholder returns on our common stock was measured by dividing the difference between our share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in our common stock, in the Nasdaq Market Index and the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

Comparison Of Five Year Cumulative Total Returns Among DCA, Nasdaq Market Index and Dialysis Center Industry Index

Measurement Period
------------------                                          Dialysis Center
(Fiscal Year Covered)              DCA       Nasdaq Index   Industry Index
                                   ---      --------------  --------------
December 31, 1996             $   100.00     $   100.00     $   100.00
December 31, 1997                  81.25         122.32         133.97
December 31, 1998                  27.08         172.52         157.28
December 31, 1999                 228.13         304.29          69.10
December 31, 2000                  20.83         191.25         111.91
December 31, 2001                 115.00         152.46         146.44


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Our parent, Medicore, owns approximately 62% of our common stock. See "Beneficial Ownership of the Company's Securities" below.

         In 1977, we became a public company through a merger with Premium Acceptance Corporation, a licensed insurance premium and second mortgage company, underwritten by Todd & Company, Inc., a securities brokerage firm solely owned by Thomas K. Langbein, Chairman and Chief Executive Officer of the company. The Chairman of the Board and President of Premium Acceptance Corporation was Anthony C. D'Amore, a current director of Medicore. Mr. D'Amore acts as an insurance consultant and receives nominal commissions for insurance provided to the company and Medicore. In addition, the company and Medicore obtain group health insurance coverage for all of their employees as well as personal life insurance policies for several executives and key employees through George Langbein, brother of Thomas K. Langbein, formerly an employee of Medicore. These insurance policies include $100,000 term life insurance covering and owned by Bart Pelstring, director and former President of the company. Medicore also pays for the $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation" above. For 2001, the aggregate for premiums on these coverages were approximately $133,000, of which $18,000 was paid by the company. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties.

         Certain of the officers and directors of the company are officers and/or directors of Medicore and its affiliates. Thomas K. Langbein is Chairman of the Board and Chief Executive Officer of the company and Medicore and President of the latter. He is also a director of Linux Global Partners, Inc., a private company attempting to produce a Linux desktop system and investing in developing Linux software companies. See discussion below as to our loans to Medicore for its investment in and financing of Linux Global Partners. Daniel R. Ouzts is Vice President and Treasurer of the company, and Vice President, Chief Financial Officer and Controller of Medicore. Mr. Langbein is the beneficial owner of 6.3% of our company based on an option for 260,000 Dialysis Corporation of America shares, and 24.8% of our parent, which includes options for 550,000 Medicore shares. See "Information About Directors and Executive Officers" above and "Beneficial Ownership of the Company's Securities" below. Mr. Ouzts has a less than 1% interest in our company, which includes an option for 25,000 shares, and 2.4% of Medicore, which includes options for 70,000 shares. Lawrence
E. Jaffe is Secretary and counsel to our company and our parent, of which company he is a director. Mr. Jaffe has a 4.1% interest in our company, and a 4.3% beneficial interest in our parent, which includes options for 175,000 Medicore shares. Mr. Jaffe also receives a substantial portion of his professional fees from our company and our parent, which for fiscal 2001 aggregated $271,000, of which $144,000 was for our company.

         Certain of the executive and accounting personnel and administrative facilities of our company and our parent, are common. The costs of executive, financial and administrative salaries and other shared corporate overhead for these companies are charged on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged to us by Medicore amounted to approximately $200,000 for the year ended December 31, 2001. Utilization of personnel and administrative facilities in this manner enables Medicore to share the cost of qualified individuals with its subsidiaries rather than duplicating the cost for various entities. It is our opinion that these services are on terms as favorable as we could receive from unaffiliated parties. As a net result of cash transfers and corporate overhead allocations, there was an intercompany indebtedness due to us from Medicore of approximately $201,000 (including interest) at December 31, 2001.

         In May, 2001, the company loaned its President $95,000 at an annual interest of prime plus 1% (floating) payable on demand but no later than May 11, 2006. Accrued interest aggregated approximately $4,000 at December 31, 2001. The demand loan is collateralized by all of the President's options and underlying common stock of the company, as well as any proceeds from the sale of such common stock.

         Dialysis Services of PA., Inc. - Lemoyne, one of our wholly-owned dialysis subsidiaries, leases its dialysis facility from us under a five year net lease expiring December 31, 2003 at $43,088 per annum, plus applicable taxes, separately metered utilities and insurance, and additional rent of $5,386 per year covering common area maintenance expenses. That subsidiary has two renewal options for five years each under the agreement. We are of the opinion that the rental is on terms as favorable as could be obtained from an unaffiliated party.

         We own a building with a little over 8,100 square feet of space in Valdosta, Georgia. We lease approximately 6,000 square feet to DCA of So. Ga., LLC, our 100% owned dialysis facility, for $90,600 under a 10-year lease with two renewal options of five years each.

         On July 21, 2000, the company entered into a Loan and Security Agreement with South Georgia Nephrology, P.C., wholly owned by Dr. Andrew Queler, a medical director for several of our Georgia dialysis facilities, to loan South Georgia Nephrology up to $300,000 in periodic advances over an 18-month period to January 20, 2002, at an annual interest rate of 1% over prime. The loan was to provide South Georgia Nephrology with working capital to establish and operate a medical practice and to purchase or lease real property and equipment necessary to operate a medical practice. The loan was secured by South Georgia Nephrology's accounts receivable, fixtures, intangibles, furniture and equipment, as well as all of Dr. Queler's 100% equity ownership of South Georgia Nephrology. Dr. Queler terminated his relationship with South Georgia Nephrology in August, 2001, which had little assets and no longer has any operations. In September, 2001, the remaining $63,000 in debt due to the company plus accrued interest of $4,000 was written off. Dr. Queler continues as Medical Director of three of our Georgia facilities.

         Our subsidiary, DCA of Vineland, LLC, is owned 51.3% by our company, with the remaining 48.7% owned by two professional associations, one owned by Dr. Blecker, the medical director of our Vineland facility, and the other in which Dr. Blecker has an affiliation. See "Proposal No. 1 - Election of Directors." Another professional association in which Dr. Blecker has an affiliation owns 20% of Dialysis Services of NJ., Inc. - Manahawkin, the other 80% owned by Dialysis Corporation of America. Dr. Blecker is co-medical director of the Manahawkin dialysis facility.

         In October, 1999, we entered into a merger agreement with MainStreetIPO.com Inc., which proposed transaction was ultimately terminated in August, 2000. We had made a loan of $140,000 to MainStreet on July 12, 2000, with interest at 10% per annum, for working capital purposes. The loan was secured with 300,000 shares of Linux Global Partners, Inc., which shares were acquired by our company upon MainStreet's default of the loan in November, 2000.

         In 2000, we loaned our parent, Medicore, $2,200,000 at an interest rate of 10% per annum for Medicore to establish a new division, which invests in Linux software system companies. Medicore acquired an 8% interest in Linux Global Partners, and loaned Linux the $2,200,000 on the same terms as it borrowed the funds from our company. Medicore holds a security interest in all the equity of the Linux software companies in which Linux Global Partners invested. Thomas K. Langbein, Chairman of the Board and CEO of our company and Medicore, of which he is also a major stockholder and President, is a director of Linux Global Partners. We extended these Linux Global Partners' loans to June 30, 2001 in consideration for an additional 100,000 shares of Linux Global Partners, bringing our equity ownership of Linux Global Partners to 400,000, or approximately 2.7%. In May, 2001, Medicore paid us $215,000, of which $200,000 was principal, and in June, 2001, Medicore repaid the $2,000,000 balance of the debt, together with accrued interest of approximately $279,000.

         Certain officers and directors of our parent, Medicore, Messrs. Anthony
C. D'Amore, Peter D. Fischbein, Seymour Friend and Robert Magrann (20,000 shares each), and Lawrence E. Jaffe, our Secretary and counsel (160,000 shares, plus 100,000 shares obtained by his children of majority age and independent of their father), in April, 2000, exercised options granted to them under our 1999 Stock

Option Plan for 340,000 shares. The exercise was effected with cash for the par value (aggregate $3,400) and the balance, $421,600, in three-year non-recourse promissory notes at a rate of interest of 6.2% per annum, due August, 2003.

         In September, 2000, we announced plans to repurchase up to approximately 300,000 shares of our outstanding common stock. During 2001, we acquired approximately 93,000 shares at a cost of $98,000. Total purchases to date amount to 170,000 shares at a cost of $163,000.

         In August, 2001, we purchased the 30% minority interest in DCA of So. Ga., LLC for $600,000, with $300,000 paid in cash and $300,000 payable in August, 2002. The minority interest seller is medical director of another of our Georgia dialysis subsidiaries, DCA of Fitzgerald, LLC.

         The company has management services agreements with each of its dialysis subsidiaries, including DCA of Toledo, LLC, in which we hold a 40% interest, pursuant to which it provides administrative and management services, including, among others, providing capital equipment, preparing budgets, bookkeeping, accounting, data processing, and other corporate based information services, materials and human resources management, billing and collection and accounts receivable and payable processing. These services are provided for a percentage of net revenues of the particular dialysis subsidiary. We invested approximately $153,000 in DCA of Toledo in 2001.


                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth as of April 11, 2002 the names and beneficial ownership of the equity securities of Dialysis Corporation of America and Medicore for directors of the company, individually itemized, and for directors and executive officers of Dialysis Corporation of America as a group, without naming them, and for each of the named executive officers described in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to Dialysis Corporation of America to beneficially own more than 5% of our voting securities.

                                                           Amount and Nature of Beneficial Ownership
                                            -------------------------------------------------------------------
                                             Dialysis                               Medicore
                                             Common                                 Common
Name                                         Stock(1)              %(2)             Stock(3)               %(4)
----                                        ---------              ----             ---------              ----
Medicore                                    2,410,622              62.0                    --                --
2337 W. 76th Street
Hialeah, FL 33016

Thomas K. Langbein                          2,670,622(1)           64.4             1,783,009              24.9
c/o Medicore
777 Terrace Avenue
Hasbrouck Heights, NJ 07604

Stephen W. Everett                            101,000               2.5                25,000           less than 1%
c/o Dialysis Corporation of America
27 Miller Street
Lemoyne, PA 17043

Bart Pelstring                                 95,000               2.4                70,000               1.1
c/o Dialysis Corporation of America
27 Miller Street
Lemoyne, PA 17043


Robert W. Trause*                              40,000               1.0                  -0-               -0-
431C Hackensack Street
Carlstadt, NJ 07072

Dr. David L. Blecker*                          10,000            less than 1%            -0-               -0-
510 Jackson Avenue
Northfield, NJ 08225

Alexander Bienenstock*                          5,000            less than 1%            -0-               -0-
70-22 173rd Street
Fresh Meadows, NY 11365

All directors and executive                   543,500              12.4             2,039,059              28.1
officers as a group (8 persons)

*    Member of the Audit Committee

----------

(1) Medicore owns 2,410,622 shares (62%) of our common stock. Officers and directors of Dialysis Corporation of America, who may also be officers and/or directors of Medicore and shareholders of each company, disclaim any indirect beneficial ownership of Dialysis Corporation of America common stock through Medicore's 62% ownership of Dialysis Corporation of America. Thomas K. Langbein, by virtue of his positions with Dialysis Corporation of America and Medicore and his stock ownership of Medicore, may be deemed to have indirect beneficial ownership of such shares through shared voting and investment power with respect to Medicore's ownership of Dialysis Corporation of America. Mr. Langbein disclaims such entire indirect beneficial ownership, but for his proportionate indirect interest, approximately 600,000 shares of the company (15.4%).

       Includes the following shares that may be acquired upon exercise of Dialysis Corporation of America options (see Note (2)) as of April 11, 2002 or within 60 days after that date:

           T. Langbein, 260,000 shares (1999 options); S. Everett, 101,000 shares (1999 and 2000 options); B. Pelstring, 45,000 shares (1999 options); R. Trause, 40,000 shares (1995 and 1999 options); D. Ouzts, 25,000 shares (1999 options); A. Bienenstock, 5,000 shares (2001 options); and D. Blecker, 10,000 shares (2001 options).

           If Thomas K. Langbein excluded Medicore's ownership of Dialysis Corporation of America, then his beneficial ownership would be 260,000 (6.3%), all of which shares are obtainable upon exercise of options. See indirect beneficial ownership above.

(2) Based on 3,887,344 shares outstanding exclusive of (i) common stock issuable under 486,000 options exercisable at prices ranging from $1.25 to $2.25 per share.

(3) Includes the following shares that may be acquired by executive officers and directors of Dialysis Corporation of America upon exercise of Medicore options as of April 11, 2002 or within 60 days after that date:

           Shares obtainable upon exercise of options under the 1989 Stock Option Plan: Messrs. Langbein 300,000; Everett 25,000; Ouzts 45,000; and Pelstring 20,000.

           Shares obtainable upon exercise of options under the 2000 Stock Option Plan: Messrs. Langbein 250,000; and Ouzts 25,000.

       Does not include: Mr. Langbein 35,700 shares held each by his two children of majority age, and 400,000 shares in his employment agreement issuable under certain conditions relating to wrongful termination or change in control.

(4) Based on 6,600,275 shares outstanding exclusive of (i) 739,000 shares underlying options granted under Medicore's 1989 Stock Option Plan; (ii) 400,000 shares available for issuance under certain conditions of Thomas
       K. Langbein's employment agreement; (iii) 98,000 shares reserved for issuance under a key employee stock plan; (iv) 475,000 shares underlying options granted under Medicore's 2000 Stock Option Plan; and (v) 25,000 shares underlying the option granted to the former Vice President of MainStreetIPO.com. See "Certain Relationships and Related Transactions."

Section 16(a) beneficial ownership reporting compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and our company, indicating their beneficial ownership of common stock of the company and any changes in their beneficial ownership. The rules of the SEC require that we disclose failed or late filings of reports of company stock ownership by our directors and executive officers. To the best of our knowledge, all beneficial ownership reports by these reporting persons for the year 2001 were filed on a timely basis, except one late report each by Thomas K. Langbein, Stephen W. Everett, Daniel R. Ouzts, Robert Trause, Bart Pelstring, relating to receipt of options, and Alexander Bienenstock and Dr. David L. Blecker, one late report upon their becoming directors in May, 2001, and one late report relating to receipt of options.

                              AVAILABLE INFORMATION

         We file reports, information statements and other information with the SEC and Nasdaq. Those reports, information statements and other information may be inspected and obtained:

         o at the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
         o at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or
         o from the internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Prescribed rates or modest fees may be charged for copies. For more information on the public reference room, call the SEC at 1-800-SEC-0330.

         We would also be pleased to furnish you with such reports and documents that you may request. Please forward your inquiry to our Secretary, Lawrence E. Jaffe, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.